SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Aastrom Biosciences, Inc.
(Name of Registrant as Specified in Its Charter)
Payment of filing fee (Check the appropriate box):
☑	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:
(2)	Form, Schedule or Registration No.:
(3)	Filing Party:
(4)	Date Filed:

September [  ], 2008

Dear Shareholder:

Please join us for our Annual Meeting of Shareholders on Friday, October 17, 2008 at 9:00 a.m. (EDT), at Aastrom’s offices, 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan 48105. You are cordially invited to attend.

The Annual Meeting of Shareholders will be webcast live for those who are unable to attend in person. To access the webcast of the meeting please visit our website at www.aastrom.com and follow the link provided on the Calendar of Events in our News section.

The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be conducted at the meeting.

Your vote will be especially important at this meeting. In addition to the usual agenda items, this year the Board of Directors is proposing two important corporate governance matters for your consideration. The Board has proposed the following:

•	the elimination of the classification of the Board in the Bylaws, if passed, will result in the annual election of the entire Board of Directors and

•	the elimination of the supermajority voting provisions in Aastrom’s Restated Articles of Incorporation

Both of these measures are considered important to improved corporate governance and are strongly recommended by a number of organizations that monitor corporate governance, including RiskMetrics — ISS Governance Services (formerly Institutional Shareholder Services), the Council of Institutional Investors, CalPERS and CalSTRS. Many companies, such as ConocoPhillips, H&R Block, Inc. and JetBlue Corp., have eliminated the classification of the Board and others, including American Express Co., CIGNA Corp. and Tenet Healthcare Corp., have eliminated the supermajority voting provisions in their Articles of Incorporation.

Please use this opportunity to take part in the affairs of Aastrom Biosciences by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the Annual Meeting of Shareholders in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders are important.

A copy of Aastrom’s 2008 Annual Report is also enclosed for your information. At the Annual Meeting we will review Aastrom’s activities over the past year and our plans for the future. The Board of Directors and management team look forward to seeing you at the Annual Meeting.

Sincerely,

George W. Dunbar, Jr.
President and Chief Executive Officer

AASTROM BIOSCIENCES, INC.
24 Frank Lloyd Wright Drive, Lobby K
Ann Arbor, MI 48105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held October 17, 2008

TIME	9:00 a.m. (Eastern Daylight Time) on Friday, October 17, 2008

PLACE	Aastrom Biosciences Corporate Office
24 Frank Lloyd Wright Drive, Lobby K
Ann Arbor, MI 48105

ITEMS OF BUSINESS	1. To approve an amendment to Aastrom’s Bylaws to eliminate the classification of the Board of Directors which, if passed, will result in the annual election of the entire Board of Directors.

2. To elect six directors to each serve a term of one year expiring at the 2009 Annual Meeting of Shareholders, unless Proposal 1 is not approved, in which case, to elect two individuals to serve as Class II directors until the 2011 Annual Meeting of Shareholders.

3. To approve an amendment to Aastrom’s Restated Articles of Incorporation, as amended, to eliminate the supermajority vote provisions.

4. To ratify the appointment of PricewaterhouseCoopers LLP as Aastrom’s independent registered public accounting firm.

5. To consider such other business as may properly come before the Annual Meeting of Shareholders and any adjournment thereof.

RECORD DATE	You may vote at the Annual Meeting of Shareholders if you were a shareholder of record at the close of business on September 2, 2008.

VOTING BY PROXY	If you cannot attend the Annual Meeting of Shareholders, you may vote your shares over the internet or by telephone, or by completing and promptly returning the enclosed proxy card in the envelope provided. Internet and telephone voting procedures are on your proxy card.

ANNUAL REPORT	Aastrom’s 2008 Annual Report accompanies this Notice of Annual Meeting of Shareholders.

By order of the Board of Directors,

Julie A. Caudill
Corporate Secretary

Ann Arbor, Michigan
September [  ], 2008

AASTROM BIOSCIENCES, INC.
24 Frank Lloyd Wright Drive, Lobby K
Ann Arbor, Michigan 48105

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

The accompanying proxy is solicited by the Board of Directors of Aastrom Biosciences, Inc., a Michigan corporation, for use at the Annual Meeting of Shareholders to be held October 17, 2008, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is September [  ], 2008, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders. Unless the context requires otherwise, references to “we,” “us,” “our,” and “Aastrom” refer to Aastrom Biosciences, Inc.

GENERAL INFORMATION ABOUT THE MEETING, SOLICITATION AND VOTING

Annual Report.  An annual report for the fiscal year ended June 30, 2008, is enclosed with this Proxy Statement.

What am I voting on?

There are four proposals scheduled to be voted on at the Annual Meeting of Shareholders:

•	Amendment of Aastrom’s Bylaws to eliminate the classification of the Board of Directors;

•	Election of directors;

•	Amendment of Aastrom’s Restated Articles of Incorporation to eliminate the super majority voting provisions; and

•	Ratification of the appointment of PricewaterhouseCoopers LLP as Aastrom’s independent registered public accounting firm for fiscal year 2009.

Why are we making corporate governance changes?

A number of organizations that monitor corporate governance, including RiskMetrics — ISS Governance Services (formerly Institutional Shareholder Services), the Council of Institutional Investors, CalPERS and CalSTRS strongly recommend implementing improved corporate governance measures such as those we are proposing to our shareholders. Many companies, such as ConocoPhillips, H&R Block, Inc. and JetBlue Corp., have eliminated the classification of the Board and others, including American Express Co., CIGNA Corp. and Tenet Healthcare Corp., have eliminated the supermajority voting provisions in their Articles of Incorporation.

Who is entitled to vote?

Shareholders as of the close of business on September 2, 2008 (the “Record Date”) may vote at the Annual Meeting of Shareholders. You have one vote for each share of common stock you held on the Record Date, including shares:

•	Held directly in your name as “shareholder of record” (also referred to as “registered shareholder”); and

•	Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

A majority of the outstanding shares entitled to vote, present or represented by proxy, constitutes a quorum for the Annual Meeting of Shareholders. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” (see below) are also counted as present and

entitled to vote for purposes of determining a quorum. On the Record Date, [          ] shares of Aastrom common stock were outstanding and entitled to vote.

How many votes are required to approve each proposal?

The following explains how many votes are required to approve each proposal, provided that a majority of our shares is present at the Annual Meeting of Shareholders (in person or by proxy). The six candidates for election (or two candidates if Proposal No. 1 does not pass) who receive a plurality vote in the affirmative will be elected. The amendment to Aastrom’s Restated Articles of Incorporation to eliminate the supermajority voting provisions and the amendment to Aastrom’s Bylaws will each require the affirmative vote of two-thirds of the Company’s outstanding common stock. Ratifying PricewaterhouseCoopers LLP as Aastrom’s independent registered public accounting firm for fiscal year 2009 requires the affirmative vote of a majority of the shares present.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals. If you vote to abstain on the proposal to amend the Company’s Restated Articles of Incorporation or to amend the Bylaws, it has the same effect as a vote against the proposal. If you vote to abstain on any of the other proposals, it has no effect on the voting of the proposal. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and “FOR” the other proposal.

What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a broker non-vote). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted as present for the purpose of determining whether there is a quorum at the Annual Meeting of Shareholders, but are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter.

How does the Board recommend that I vote?

Aastrom’s Board recommends that you vote your shares:

•	“FOR” the amendment to the Bylaws to eliminate the classification of the Board;

•	“FOR” each of the nominees to the Board;

•	“FOR” the elimination of the supermajority provisions in Aastrom’s Restated Articles of Incorporation; and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Aastrom’s independent registered public accounting firm for fiscal year 2009.

How do I vote my shares without attending the meeting?

If you are a shareholder of record, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In any circumstance, you may vote:

•	By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by internet or telephone, you need not return your proxy card.

•	By Mail — You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on October 16, 2008.

How do I vote my shares in person at the meeting?

If you are a shareholder of record and prefer to vote your shares at the meeting, bring the enclosed proxy card or proof of identification. You may vote shares held in street name only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted even if you are unable to attend the meeting.

What does it mean if I receive more than one proxy card?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each proxy card or, if you vote by internet or telephone, vote once for each proxy card you receive.

May I change my vote?

Yes. Whether you have voted by mail, internet or telephone, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to the Corporate Secretary of Aastrom;

•	Voting by internet or telephone at a later time;

•	Submitting a properly signed proxy card with a later date; or

•	Voting in person at the Annual Meeting of Shareholders.

Can I receive future proxy materials electronically?

Yes. If you are a shareholder of record, you may elect to receive future proxy statements and annual reports online as described in the next paragraph. If you elect this feature, you will receive an email message notifying you when the materials are available, along with a web address for viewing the materials. If you received this proxy statement electronically, you do not need to do anything to continue receiving proxy materials electronically in the future.

Whether you hold shares registered directly in your name, or through a broker or bank, you can enroll for future delivery of proxy statements and annual reports by following these easy steps:

•	Go to our website at www.aastrom.com;

•	Click on Investors;

•	In the Shareholder Services section, click on Shareholder Electronic Delivery; and

•	Follow the prompts to submit your electronic consent.

Generally, brokers and banks offering this choice require that shareholders vote through the internet in order to enroll. Street name shareholders whose broker or bank is not included in this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all internet usage, the user must pay all access fees and telephone charges. You may view this year’s annual report and proxy materials at www.aastrom.com/annuals.cfm.

What are the costs and benefits of electronic delivery of Annual Meeting of Shareholders materials?

There is no cost to you for electronic delivery. You may incur the usual expenses associated with internet access as charged by your internet service provider. Electronic delivery ensures quicker delivery, allows you to print the materials at your computer should you choose to do so, and makes it convenient to vote your shares online. Electronic delivery also saves Aastrom significant printing, postage and processing costs.

What are the costs associated with the solicitation of proxies?

The cost of soliciting proxies will be borne by Aastrom. Aastrom has retained Broadridge Financial Solutions (“Broadridge”) to solicit registered shareholders and to request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of Aastrom registered in the names of such persons, at a cost of approximately $75,000, plus reimbursement of their reasonable out-of-pocket expenses. Aastrom may supplement the original solicitation of proxies by mail, telephone, electronic mail or personal solicitation by our officers, directors, and other regular employees, without additional compensation. Aastrom has retained MacKenzie Partners to assist us in the solicitation, of proxies, if required, at a cost of approximately $3,000, plus reimbursement of their reasonable out-of-pocket expenses. Voting results will be tabulated and certified by Broadridge. Aastrom may solicit shareholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of Aastrom registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. Aastrom may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

PROPOSAL 1
APPROVAL OF AMENDMENT TO THE BYLAWS OF THE COMPANY TO
ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS

This proposal, to eliminate the classification of the Board of Directors, is recommended by the Board of Directors as part of its efforts to improve the Company’s corporate governance. Establishing a Board that is elected annually is considered to be good corporate governance by numerous organizations that monitor corporate governance.

The Board of Directors is currently separated into three classes, serving staggered terms. Each year, shareholders are requested to elect the directors comprising one of the classes for a three-year term. Because of the classified Board structure, shareholders have the opportunity to vote on approximately one-third of the directors each year.

The Board of Directors, upon recommendation of the Corporate Governance & Nominating Committee (the “Governance Committee”), has adopted resolutions setting forth a proposed amendment to Section III.2 of the Bylaws to eliminate the classified Board structure, contingent upon the approval of the shareholders. This proposed amendment, along with Proposal No. 3, is part of an effort by the Board and the Governance Committee to improve the Company’s corporate governance. The Board has declared this amendment advisable and in accordance with what is considered by many to provide for better corporate governance and, therefore, be in the best interest of the Company and its shareholders. The Board passed a resolution to submit the amendment to the Company’s shareholders for consideration. The amendment to the Bylaws proposed for adoption in this Proposal No. 1 is set forth in Appendix I to this proxy statement. Deletions are indicated by strikeout and additions are indicated by underlining.

Susan L. Wyant, who has served as director since 2002, has announced her resignation effective at the 2008 Annual Meeting of Shareholders. As a result of Dr. Wyant’s announcement and after considering good corporate governance principles, the Corporate Governance and Nominating Committee and the Board decided to reduce the size of the Board from seven members to six.

Background

When the Company adopted a classified Board structure, it believed that a classified Board would ensure that experienced Board members with familiarity of the Company’s business operations would serve on the Board at all times and that control of the Board would not abruptly shift in the event of a sudden acquisition of a substantial portion of the Company’s stock by an unrelated person, group or entity.

The Board, in consultation with its advisors, considered the various arguments for and against a classified Board. After this review, the Board, upon the recommendation of the Governance Committee, has determined that it is appropriate to propose declassifying the Board. The Board believes that shareholders should have an opportunity to vote on all directors each year and that elimination of the classified Board structure will be an effective way to maintain and enhance the accountability and responsiveness of the Board.

In making its determination to remove the classified Board, the Board has considered that declassification will have the effect of reducing the time required for the holders of a majority of the shares of the Company’s common stock to replace a majority of the Board in any single year, rather than after two years in the current classified structure. Furthermore, classified Boards are felt by some to reduce the accountability of directors because they limit the ability of shareholders to evaluate and elect all directors on an annual basis. The Board believes the advantages of a declassified Board outweigh the considerations in favor of retaining a classified Board structure.

Effect of Voting Results and Vote Required

If the shareholders approve Proposal No. 1, each of the Company’s directors not otherwise standing for re-election at the 2008 Annual Meeting of Shareholders has agreed to shorten his or her existing term so that it concludes at the time of the effectiveness of the amendment. In that regard, shareholders will be asked to vote for all six directors at this meeting, each for a one-year term that will expire at next year’s Annual Meeting of Shareholders or until his or her successor has been elected and qualified, pursuant to Proposal No. 2(a) below. The entire Board will be subject to annual elections at all future Annual Meetings of Shareholders.

If the shareholders do not approve this Proposal No. 1, the Board will remain classified, and the shareholders will be asked, pursuant to Proposal No. 2(b) below, to vote for the election of two Class II directors to serve for three-year terms expiring at the 2011 Annual Meeting of Shareholders or until his successor has been elected and qualified.

The affirmative vote of at least two-thirds of all outstanding shares of Common Stock is required for approval of this proposal. An abstention on this proposal is not an affirmative vote and therefore will have the same effect as a vote against this proposal.

The Board of Directors recommends that shareholders vote “FOR” the proposal to amend the Bylaws of the Company to declassify the Board.

PROPOSAL 2
ELECTION OF DIRECTORS

This Proposal 2 will be for the election of all of the directors on an annual basis, beginning this year, if Proposal 1 is passed. This is part of the Board’s effort to improve the overall corporate governance of our Company.

Our Bylaws provide that the Board will consist of not less than five nor more than nine members, as fixed from time to time by a resolution of the Board, divided into three classes that are as nearly equal in size as possible. The Board currently consists of seven directors. The term of each class of directors is three years, and the term of one class expires each year. However, if shareholders approve Proposal No. 1 to eliminate the classification of the Board, all directors will be elected annually.

Susan L. Wyant, who has served as a director since 2002, has announced her resignation effective at the Annual Meeting of Shareholders. As a result of Dr. Wyant’s announcement and after considering good corporate governance principles, the Corporate Governance and Nominating Committee and the Board decided to reduce the size of the Board from seven members to six.

Required Vote

The affirmative vote of a plurality of the total shares of common stock represented in person or by proxy and entitled to vote is required for the election of each of the nominees. It is the intention of the persons named in the enclosed proxy card to vote such proxy for the election of all nominees named in the proxy card, unless otherwise directed by the shareholder. While the Board has no reason to believe that any of the persons named will not be available as a candidate, if such a situation arises, the proxy will be voted to elect such other person as determined in the discretion of the proxies named on the enclosed proxy card. Proxies cannot be voted for a greater number of persons than the number of nominees named.

This Proposal No. 2 concerns the election of directors under two alternative scenarios:

Proposal No. 2(a): Election of six directors to serve for one-year terms in the event Proposal No. 1 is approved by the shareholders.

In the event the shareholders approve Proposal No. 1 to declassify the Board, the Board has nominated the following six directors, George W. Dunbar, Timothy M. Mayleben, Alan L. Rubino, Nelson M. Sims, Stephen G. Sudovar and Robert L. Zerbe to stand for election to serve one-year terms expiring at the 2009 Annual Meeting of Shareholders or until his or her successor shall have been elected and qualified. If the shareholders do not approve Proposal No. 1 to eliminate the classification of the Board of Directors, this Proposal No. 2(a) will have no effect.

The Board of Directors recommends that shareholders vote “FOR” this proposal (No. 2(a)), the election of six directors to serve for one-year terms in the event Proposal No. 1 is approved by the shareholders.

Proposal No. 2(b): Election of two directors to serve for three-year terms in the event Proposal No. 1 is not approved by the shareholders.

In the event the shareholders do not approve Proposal No. 1 regarding the elimination of the classification of the Board of Directors, shareholders are being asked to vote on the election of directors to fill the two seats on the Board whose terms expire at the 2008 Annual Meeting. The Board has nominated the following two directors, Timothy M. Mayleben and Stephen G. Sudovar, each to stand for reelection as Class II directors to serve three-year terms expiring at the 2011 Annual Meeting of Shareholders or until his successor shall have been elected and qualified. If the shareholders approve Proposal No. 1 to declassify the Board of Directors, this Proposal No. 2(b) will have no effect.

The Board of Directors recommends that shareholders vote “FOR” this proposal (No. 2(b)), the election of two directors to serve for three-year terms in the event Proposal No. 1 is not approved by the shareholders.

The table below sets forth for Aastrom’s directors, including the nominees to be elected at this meeting, certain information, as of September 2, 2008 with respect to age and background.

			Director
Name	Position With Aastrom	Age	Since

George W. Dunbar	President and CEO	62	2006
Timothy M. Mayleben	Director	48	2005
Alan L. Rubino	Director	54	2005
Nelson M. Sims	Director; Chairman	61	2006
Stephen G. Sudovar	Director	62	2005
Robert L. Zerbe	Director	57	2006

Nominees for election at the 2008 Annual Meeting of Shareholders

George W. Dunbar has served as President and Chief Executive Officer and as a Director since July 2006, and also currently serves as the Chief Financial Officer. He has more than thirty years of experience in the healthcare field, including the biotech, pharmaceutical, diagnostic and device sectors. During this period, he has spent more than fifteen years as a chief executive officer of established and early-stage healthcare companies. From 2004 through 2005, he was the Chief Executive Officer of Quantum Dot Corporation. From 2003 through 2004 he was Chief Executive Officer of Targesome, Inc. and also served on the Business Advisory Board of Ulteria Capital Ltd. From 2001 through 2002, Mr. Dunbar was Chief Executive Office of Epic Therapeutics. Prior to 2001, he served at various times as Chief Executive Officer of Cytotherapeutics, Stem Cells, Inc. and Metra Biosystems, and in management positions with the Ares-Serono Group and Amersham International. Mr. Dunbar received a B.S. in Electrical Engineering and an MBA from Auburn University. Mr. Dunbar currently serves on the board of directors of Accuri Cytometers, Inc., as well as on the MBA Advisory Board of the Auburn University College of Business.

Timothy M. Mayleben, a Director since June 2005, is an advisor to life science and healthcare companies through his advisory and investment firm, ElMa Advisors. Prior to this he served as the President and Chief Operating Officer and a Director of NightHawk Radiology Holdings, Inc. Mr. Mayleben was formerly the Chief Operating Officer of Esperion Therapeutics, which later became a division of Pfizer Global Research & Development. He joined Esperion in late 1998 as Chief Financial Officer. While at Esperion, Mr. Mayleben led the raising of more than $200 million in venture capital and institutional equity funding and later negotiated the acquisition of Esperion by Pfizer in December 2003. Prior to joining Esperion, Mr. Mayleben held various senior and executive management positions at Transom Technologies, Inc., now part of Electronic Data Systems, Inc., and Applied Intelligent Systems, Inc., which was acquired by Electro-Scientific Industries, Inc. in 1997. Mr. Mayleben holds a Masters of Business Administration with distinction from the J.L. Kellogg Graduate School of Management at Northwestern University, and a Bachelor of Business Administration degree from the University of Michigan Ross Business School. He is on the Advisory Board for the Wolverine Venture Fund and serves as a director for several private life science companies.

Alan L. Rubino, a Director since September 2005, is the President of Akrimax Pharmaceuticals, Inc. Prior to this he served as President and Chief Operating Officer of Pharmos Corporation. Mr. Rubino has continued to expand upon a highly successful and distinguished career that included Hoffmann-LaRoche, Inc. from 1977 to 2001, where he was a member of the U.S. Executive and Operating Committees and an SEC corporate officer. During his Roche tenure, he held a series of key executive positions in marketing, sales, business operations, supply chain and human resource management. In addition, he was assigned to various executive committee roles in the areas of marketing, project management, and globalization of Roche Holdings. Mr. Rubino also held senior executive positions at PDI, Inc. and Cardinal Health from 2001 to 2005. He received Bachelor of Arts degree in economics from Rutgers University with a minor in biology/chemistry, and completed post-graduate educational programs at the University of Lausanne and Harvard Business School. Additionally, he serves on the Board of Rutgers University Business School.

Nelson M. Sims, Chairman since November 2007 and a Director since February 2006, has over 30 years of experience in senior management of companies in the pharmaceutical industry. From 2003 through 2005, he served as President of Novavax, Inc., a specialty biopharmaceutical company. From 1973 through 2001, he served in various management positions in the sales, marketing and business development areas of Eli Lilly and Company, including Executive Director of Alliance Management, President of Eli Lilly Canada, and Vice President, Sales and Marketing at Hybritech. Mr. Sims received a Bachelor of Science degree in Pharmacy from Southwestern Oklahoma State University and completed the Tuck Executive Program at the Amos Tuck School of Business at Dartmouth College. He currently serves on the board of directors of MDS, Inc.

Stephen G. Sudovar, a Director since July 2005, is currently the CEO of SGS Associates, a healthcare management consulting firm. Before this, Mr. Sudovar served as President and CEO of EluSys Therapeutics, Inc., a start-up biopharmaceutical company with a pipeline of products in various stages of development. Prior to joining EluSys in 1999, Mr. Sudovar was the President of Roche Laboratories, Inc., a division of Hoffmann LaRoche, Inc. Before he assumed the duties of President at Roche, Mr. Sudovar held the positions of Senior Vice President, Executive Director of Special Projects at Basel Headquarters (Switzerland), and Vice President and General Manager. Prior to joining Roche, Mr. Sudovar was the CEO and Chairman of Pracon Incorporated, a health care consulting and communications firm he founded and presided over for ten years. Mr. Sudovar is an adjunct professor of management at Montclair State University and has published articles on a wide variety of issues related to the healthcare field. He holds a Bachelor of Science degree in Marketing from St. Peter’s College, and a Masters of Business Administration degree from Fairleigh Dickinson University.

Robert L. Zerbe, M.D., a Director since January 2006, is the Chief Executive Officer of QUATRx Pharmaceuticals Company, a venture-backed drug development company, which he co-founded in 2000. Prior to this, Dr. Zerbe held several senior executive management positions with major pharmaceutical companies including Eli Lilly and Pfizer (formerly Parke-Davis). During his tenure at Eli Lilly, Dr. Zerbe’s clinical research and development positions included Managing Director, Lilly Research Center U.K., and Vice President of Clinical Investigation and Regulatory Affairs. He joined Parke-Davis in 1993, becoming Senior Vice President of Worldwide Clinical Research and Development. In this capacity he led the clinical development programs for a number of key products, including Lipitor® and Neurontin®. Dr. Zerbe received his M.D. from the Indiana University School of Medicine, and has completed post-doctoral work in internal medicine, endocrinology and neuroendocrinology at Indiana University and the National Institutes of Health. He also serves on the boards of A.P. Pharma, Inc. and Anesiva, Inc.

Board Meetings and Committees

During the fiscal year ended June 30, 2008, the Board of Directors held 10 meetings. Each director serving on the Board of Directors in fiscal year 2008 attended at least 75% of such meetings of the Board of Directors and the Committees on which he or she served.

Audit Committee

The Audit Committee’s function is to review with Aastrom’s independent accountants and management the annual financial statements and independent accountants’ opinion, review the scope and results of the examination of Aastrom’s financial statements by the independent accountants, review all professional services performed and related fees by the independent accountants, approve the retention of the independent accountants and periodically review Aastrom’s accounting policies and internal accounting and financial controls. Timothy M. Mayleben and Alan L. Rubino were members of the Audit Committee for the entire fiscal year 2008; Stephen G. Sudovar joined the Audit Committee in November 2007 when Nelson M. Sims left the committee upon his appointment as Chairman of the Board. During the fiscal year ended June 30, 2008, the Audit Committee held 5 meetings. All members of the Company’s Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules). Mr. Mayleben has been designated as an audit committee financial expert, as defined in the rules of the Securities and Exchange Commission (the “SEC”). The Audit Committee acts pursuant to a written charter, which is available at the Company’s website, www.aastrom.com. For additional information concerning the Audit Committee, see “Report of the Audit Committee of the Board of Directors.”

Compensation Committee

The Compensation Committee’s function is to review and recommend to the full board salary and bonus levels and stock option or restricted stock grants with respect to executive officers, and to review and approve stock option or restricted stock grants with respect to all employees. The members of the Compensation Committee for fiscal year 2008 were Timothy M. Mayleben, Alan L. Rubino and Susan L. Wyant. During the fiscal year ended June 30, 2008, the Compensation Committee held 8 meetings. All members of the Company’s Compensation Committee are independent (as independence is defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules). The Compensation Committee acts pursuant to a written charter, which is available at the Company’s website, www.aastrom.com.  For additional information concerning the Compensation Committee, see “Report of the Compensation Committee of the Board of Directors on Executive Compensation” and “Executive Compensation and Other Matters.”

Corporate Governance and Nominating Committee

The function of the Corporate Governance and Nominating Committee (the “Governance Committee”) is to assist Aastrom’s Board of Directors in fulfilling its responsibilities by reviewing and reporting to the Board of Directors upon (i) corporate governance compliance mechanisms, (ii) corporate governance roles amongst management and directors, and (iii) Board of Directors process enhancement. This committee also considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates. Consistent with this function, the Governance Committee encourages continuous improvement of, and fosters adherence to, the Company’s corporate governance policies, procedures and practices at all levels. Susan L. Wyant and Robert L. Zerbe were members of the Governance Committee for the entire fiscal year 2008; Stephen G. Sudovar joined the Governance Committee in November 2007 when Nelson M. Sims left the committee upon his appointment as Chairman of the Board. During the fiscal year ended June 30, 2008, the Governance Committee held 6 meetings. All the members of the Governance Committee are independent (as independence is defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules). The Governance Committee acts pursuant to a written charter which is available at the Company’s website, www.aastrom.com. For additional information concerning the Governance Committee, see “Report of the Corporate Governance and Nominating Committee of the Board of Directors.”

Director Nominations

The Governance Committee evaluates and recommends to the Board of Directors the nominees for each election of directors. In fulfilling its responsibilities, the Governance Committee considers the following factors:

•	the appropriate size of the Company’s Board and its committees

•	the needs of the Company with respect to the particular talents and experience of its directors

•	the nominee’s interest in becoming an effective, collaborative Board member, and the nominee’s ability to work in a collegial style with other Board members

•	the knowledge, skills and experience of nominees, including experience in the life sciences industry, medical products, medical research, medicine, business, finance, administration or public service

•	experience with accounting rules and practices

•	experience with applicable regulatory and SEC requirements applicable to public companies

•	experience with regulatory requirements applicable to the Company’s industry

•	appreciation of the relationship of the Company’s business to the changing needs of society

•	balance between the benefit of continuity and the desire for a fresh perspective provided by new members

The Governance Committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Governance Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees. However, the Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board must, and believes that it is preferable that more than one member of the Board should, meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that at least a majority of the members of the Board must meet the definition of “independent director” under Nasdaq listing standards or the listing standards of any other applicable self regulatory organization. The Governance Committee also believes it appropriate for at least one member of the Company’s management to participate as a member of the Board.

The Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board up for re-election at an upcoming annual meeting of shareholders does not wish to continue in service, the Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance Committee and Board will be polled for suggestions as to individuals meeting the criteria of the Governance Committee. Research may also be performed to identify qualified individuals. If the Governance Committee believes that the Board requires additional candidates for nomination, the Governance Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

The Governance Committee will evaluate any recommendation for director nominee proposed by a shareholder who (i) has continuously held at least 1% of the outstanding shares of the Company’s common stock entitled to vote at the annual meeting of shareholders for at least one year by the date the shareholder makes the recommendation and (ii) undertakes to continue to hold the common stock through the date of the meeting. In order to be evaluated in connection with the Company’s established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a qualifying shareholder must be received by the Company no later than 120 days prior to the anniversary of the date proxy statements were mailed to shareholders in connection with the prior year’s Annual Meeting of Shareholders. Any shareholder recommendation for director nominee must be submitted to the Corporate Secretary, in writing at 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan 48105 and must contain the following information:

•	a statement by the shareholder that he/she is the holder of at least 1% of the Company’s common stock and that the stock has been held for at least a year prior to the date of the submission and that the shareholder will continue to hold the shares through the date of the Annual Meeting of Shareholders,

•	the candidate’s name, age, contact information and current principal occupation or employment,

•	a description of the candidate’s qualifications and business experience during, at a minimum, the last five years, including the candidate’s principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed, and

•	the candidate’s resume.

The Governance Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying shareholders in the same manner, using the criteria stated above.

All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance Committee.

Shareholder Communications with Directors

The Board has adopted a Shareholder Communications with Directors Policy. The Shareholder Communications with Directors Policy is available on the Company’s website, www.aastrom.com.

Director Attendance at Annual Meetings

The Board has adopted a Director Attendance at Annual Meetings Policy. This policy is available on the Company’s website, www.aastrom.com. All of the directors then in office attended the Annual Meeting of Shareholders held in November 2007.

Code of Ethics

The Board has adopted a Code of Ethics that applies to all of our employees, officers and directors. The Code of Ethics is available at the Company’s website, www.aastrom.com.

Board Member Independence

The Board has determined that all of the Board members, except for Mr. Dunbar, are “independent” as independence is defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Mr. Dunbar is not considered independent because of his current employment by the Company.

PROPOSAL 3

PROPOSAL TO AMEND THE COMPANY’S RESTATED ARTICLES OF
INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTE
REQUIREMENTS

This proposal, to eliminate the supermajority vote requirements from the Company’s Restated Articles of Incorporation, is recommended by the Board of Directors as part of its efforts to improve the Company’s corporate governance. Allowing matters that require shareholder approval to be approved by a majority of the shareholders is considered to be good corporate governance by numerous organizations that monitor corporate governance.

Shareholders are being asked to approve an amendment to the Company’s Restated Articles of Incorporation to eliminate the two-thirds supermajority vote requirements by deleting Rider to Article III, Part A, Section 1(b) (the “Amendment”).

The Governance Committee and the Board determined that deleting the provisions that require a supermajority vote to amend the Restated Articles of Incorporation will facilitate better corporate governance stability by making it easier to obtain shareholder consensus to effect changes. This proposed amendment, along with Proposal No. 1, is part of an effort by the Board and the Governance Committee to improve the Company’s corporate governance. A lower threshold for shareholder votes also can increase the ability of shareholders’ to participate effectively in corporate governance, by making it easier for shareholders to make changes to the governance of the Company. Finally, the Board recognized that the current broad dispersion of the shares of the Company’s common stock among a large number of individual shareholders with no significant concentrations of ownership makes it difficult for the Company to get a substantial number of its shareholders to vote on matters proposed, which inhibits the ability of the Company to take critical actions.

After consideration of the matter, the Governance Committee recommended the elimination of the two-thirds supermajority vote requirements, and the Board agreed and determined that the Amendment is advisable and in the best interests of the Company and its shareholders. The Board of Directors has adopted resolutions approving and declaring the advisability of the Amendment and recommends that the shareholders approve the Amendment by voting in favor of this Proposal. The current supermajority vote provision and the proposed amendment are described in greater detail below.

Also, in reaching its decision to recommend the Amendment, the Board considered that the Company was unable to obtain the required two-thirds supermajority vote to conduct a reverse stock split during the fourth quarter of the Company’s last fiscal year, although a substantial majority — approximately 62% of all outstanding shares were cast in favor of the reverse stock split proposal. Of the shares that were actually voted, more than seventy-five percent (75%) were cast in favor of the reverse stock split proposal. The Board recommended that the shareholders approve the reverse stock split in order to increase the price of the Company’s common stock to greater than $1.00 per share, which is necessary to maintain its listing on the Nasdaq Capital Market. Under the Nasdaq listing rules, the Company has until December 15, 2008 to maintain a closing bid price of at least $1.00 for a minimum of ten consecutive business days. If it appears that the stock price of the Company’s common stock will not otherwise meet the $1.00 per share minimum requirement by the December 15, 2008 deadline, the Board intends to consider calling a special meeting soliciting the shareholders to approve a reverse stock split, which, if Proposal No. 3 is approved, will require the approval of a majority of the shares of common stock outstanding, rather than the two-thirds supermajority currently required.

Supermajority Vote Requirements

Rider to Article III, Part A, Section 1(b) requires the affirmative vote of at least two-thirds of our outstanding common stock to enter into certain agreements to consolidate, merge or sell substantially all of the assets of the Company, or to amend, alter or repeal our Restated Articles of Incorporation. The Amendment would also eliminate the requirement that a shareholder amendment to the Bylaws would require a two-thirds supermajority. The proposed Amendment would remove the two-thirds supermajority vote requirement currently in place. The Board will continue to have the authority to amend the Bylaws without shareholder approval.

If shareholders approve the Amendment, the principal effect will be that the Restated Articles of Incorporation may be amended, altered, or repealed upon approval of the Board of Directors and the vote of the holders of a majority of the Company’s outstanding stock entitled to vote on such amendment and that the Bylaws may be amended altered or repealed by the shareholders upon the vote of the holders of a majority of the Company’s outstanding stock entitled to vote on such amendment. Also, in the event of a merger transaction covered by the current provisions of the Restated Articles of Incorporation, the merger would only require approval of the Board of Directors and the vote of the holders of a majority of the Company’s outstanding stock entitled to vote on such amendment.

The Amendment to the Restated Articles of Incorporation proposed under this Proposal No. 3 is set forth in Appendix II, with deletions indicated by strikeout that will be made to the extent shareholders approve the amendments. The current provisions and proposed amendment described above are qualified in their entirety by reference to the actual text as set forth in Appendix II.

Vote Required

The affirmative vote of at least two-thirds of all outstanding shares of Common Stock is required for approval of this proposal. An abstention on this proposal is not an affirmative vote and therefore will have the same effect as a vote against this proposal.

Effective Date

If approved by the shareholders, the amendment to the Restated Articles of Incorporation would become effective upon the filing with the Corporation Division of the Bureau of Commercial Services of the State of Michigan, which is set forth in Appendix II attached hereto, which filing is expected to take place shortly after the shareholders approve the amendment.

Recommendation of the Board

The Board of Directors unanimously recommends that shareholders vote “FOR” this proposal to amend the Restated Articles of Incorporation to eliminate all supermajority vote requirements. Proxies solicited by the Board of Directors will be voted “FOR” this proposal unless a contrary vote is specified.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of Aastrom for the fiscal year ending June 30, 2009. PricewaterhouseCoopers LLP has acted in such capacity since its appointment in fiscal year 1997. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Shareholders, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

As part of its duties, the Audit Committee considers whether the provision of services, other than audit services, during the fiscal year ended June 30, 2008 by PricewaterhouseCoopers LLP, the Company’s independent auditor for that period, is compatible with maintaining the auditor’s independence. The following table sets forth the aggregate fees billed to the Company for the fiscal years ended June 30, 2008 and June 30, 2007 by PricewaterhouseCoopers LLP:

	June 30,		June 30,
	2008		2007

Audit Fees	$303,796	(1)	$347,847	(3)
Audit Related Fees	25,000	(2)	—

Total	$328,796		$347,847

(1)	The Audit Fees for the year ended June 30, 2008, were for professional services rendered for the audits and reviews of the consolidated financial statements of the Company, professional services rendered for a federal compliance audit, issuance of consents and assistance with review of documents filed with the SEC.

(2)	The Audit Related Fees for the year ended June 30, 2008, were for professional services rendered for comfort letters issued in connection with equity offerings filed with the SEC.

(3)	The Audit Fees for the year ended June 30, 2007, were for professional services rendered for the audits and reviews of the consolidated financial statements of the Company, professional services rendered for a federal compliance audit, issuance of consents and assistance with review of documents filed with the SEC.

The Audit Committee approves in advance the engagement and fees of the independent registered public accounting firm for all audit services and non-audit services, based upon independence, qualifications and, if applicable, performance. The Audit Committee may form and delegate to subcommittees of one or more members of the Audit Committee the authority to grant pre-approvals for audit and permitted non-audit services, up to specific amounts. All audit and non-audit services provided by PricewaterhouseCoopers LLP for the fiscal year 2008 were pre-approved by the Audit Committee.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast on the ratification of this appointment, at the Annual Meeting of Shareholders at which a quorum representing a majority of all outstanding shares of common stock of Aastrom is present, either in person or by proxy, is required for ratification of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Aastrom’s Independent Registered Public Accounting Firm for the Fiscal Year Ending June 30, 2009.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 31, 2008 with respect to the beneficial ownership of Aastrom’s common stock by (i) all persons known by Aastrom to be the beneficial owners of more than 5% of the outstanding common stock of Aastrom; (ii) each director of Aastrom, (iii) each executive officer of Aastrom named in the Summary Compensation Table, and (iv) all executive officers and directors of Aastrom as a group.

	Shares Owned(1)
		Percentage of
Name and Address of Beneficial Owner(2)	Number of Shares	Class(3)

George W. Dunbar(4)	1,458,333	1.1%
Gerald D. Brennan(5)	253,250	*
Timothy M. Mayleben(6)	139,733	*
Alan L. Rubino(7)	139,733	*
Nelson M. Sims(8)	185,633	*
Stephen G. Sudovar(9)	191,816	*
Susan L. Wyant(10)	169,733	*
Robert L. Zerbe(11)	120,300	*
All officers and directors as a group (7 persons)(12)	2,405,281	1.8%

*	Represents less than 1% of the outstanding shares of Aastrom’s common stock.

(1)	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. The number of shares owned and percentage ownership amounts include shares of restricted stock granted under Aastrom’s 2004 Equity Incentive Plan.

(2)	Unless otherwise provided, the address for each beneficial owner is 24 Frank Lloyd Wright Drive, Ann Arbor, MI 48105.

(3)	Calculated on the basis of 132,860,282 shares of common stock outstanding as of July 31, 2008 except the shares of common stock underlying options exercisable within 60 days of July 31, 2008 are deemed to be outstanding for purposes of calculating ownership of securities of the holders of such options.

(4)	Includes 1,158,333 shares issuable upon exercise of options held by Mr. Dunbar that are exercisable within the 60-day period following July 31, 2008.

(5)	Mr. Brennan ceased being an executive officer of the Company on February 11, 2008 and his employment with the Company ceased on July 15, 2008. Includes 223,250 shares issuable upon exercise of options held by Mr. Brennan that are exercisable within the 60-day period following July 31, 2008.

(6)	Includes 132,833 shares issuable upon exercise of options held by Mr. Mayleben that are exercisable within the 60-day period following July 31, 2008.

(7)	Includes 132,833 shares issuable upon exercise of options held by Mr. Rubino that are exercisable within the 60-day period following July 31, 2008.

(8)	Includes 105,833 shares issuable upon execution of options held by Mr. Sims that are exercisable within the 60-day period following July 31, 2008.

(9)	Includes 164,916 shares issuable upon exercise of options held by Mr. Sudovar that are exercisable within the 60-day period following July 31, 2008.

(10)	Includes 162,833 shares issuable upon exercise of options held by Dr. Wyant that are exercisable within the 60-day period following July 31, 2008.

(11)	Includes 113,100 shares issuable upon execution of options held by Dr. Zerbe are exercisable within the 60-day period following July 31, 2008.

(12)	Includes 1,970,681 shares issuable upon exercise of options that are exercisable within the 60-day period following July 31, 2008.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The following table summarizes all compensation awarded to, earned by or paid to the Company’s chief executive officer and chief financial officer (collectively, the “named executive officers”) during fiscal year 2008. You should refer to the section entitled “Compensation Discussion and Analysis” of this proxy statement to understand the elements used in setting the compensation for our named executive officers. A narrative description of the material factors necessary to understand the information in the table is provided below.

2008 SUMMARY COMPENSATION TABLE

					Non- Equity
			Stock	Option	Incentive Plan	All Other
Name and Principal Position(1)	Year	Salary ($)	Awards ($)	Awards ($)	Compensation ($)(2)	Compensation ($)	Total ($)

George W. Dunbar,	2008	$375,000	$—	$632,398	$42,188	$80,381	$1,129,967
President and CEO
Gerald D. Brennan,	2008	$239,583	$—	$130,743	$19,721	$27,287	$417,334
Chief Financial Officer

(1)	Mr. Brennan ceased being an executive officer of the Company on February 11, 2008 and his employment with the Company ceased on July 15, 2008.

(2)	These amounts represent the payment of non-equity incentive plan bonuses for fiscal year 2007 that were paid during fiscal year 2008. The Board of Directors has determined that non-equity incentive plan bonuses will not be paid for fiscal year 2008.

Salary.  The salary column represents the base salary earned by the named executive officer during fiscal year 2008.

Stock Awards.  The stock awards column represents the dollar amount of share-based compensation expense recognized in fiscal year 2008 for restricted stock awards granted to each of the named executive officers and share-based compensation recognized in fiscal year 2008 relating to the equity-based portions of our Stock Plan. This compensation was recognized for financial statement reporting purposes in accordance with SFAS No. 123(R) (disregarding forfeiture assumptions). For a discussion of the assumptions used in calculating the dollar amount recognized, see Note 3 to our consolidated financial statements in our annual report on Form 10-K for fiscal year 2008 accompanying this proxy statement.

Option Awards.  The option awards column represents the dollar amount of share-based compensation expense recognized in fiscal year 2008 for stock option awards granted to each of the named executive officers for financial statement reporting purposes in accordance with SFAS No. 123(R) (disregarding forfeiture assumptions). For a discussion of the assumptions used in calculating the dollar amount recognized, see Note 3 to our consolidated financial statements in our annual report for fiscal year 2008 accompanying this proxy statement.

All Other Compensation.  The all other compensation column includes Aastrom contributions of $14,062 to Mr. Dunbar’s and $11,912 to Mr. Brennan’s 401(k) Supplemental Retirement Plans.

No named executive officers received perquisites having a value of $10,000 or more. All other compensation also includes medical, dental and vision premiums paid on behalf of the named executive officers who have elected these benefits. These benefits are offered to all full-time Aastrom employees.

Grants of Plan-Based Awards

The following table summarizes all plan-based award grants to each of the named executive officers during fiscal year 2008. A narrative description of the material factors necessary to understand the information in the table is provided below.

2008 GRANTS OF PLAN-BASED AWARDS

								All Other
								Option		Grant
								Awards:	Exercise	Date Fair
								Number of	or Base	Value of
		Estimated Future Payouts Under			Estimated Future Payouts Under			Securities	Price of	Stock and
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)	($)	($)

George W. Dunbar	9/6/2007							300,000	$1.12	$216,235
	11/30/2007							77,600	$.92	$44,479
Gerald D. Brennan	9/6/2007							93,800	$1.12	$67,609
	11/02/2007				69,400	$1.53	$67,538
	11/30/2007							36,300	$.92	$20,806

Estimated Future Payouts Under Non-Equity Incentive Plan Awards.  Amounts in these columns represent future cash payments under the Aastrom Biosciences Amended Employee Compensation Guidelines (“Compensation Guidelines”). The Board of Directors has determined that the non-equity incentive plan bonuses for fiscal year 2008 will not be paid

Estimated Future Payouts Under Equity Incentive Plan Awards.  Amounts in this column represent grants of performance-based stock options. These performance options have a 10 year life and exercise prices equal to the fair value of our stock at the grant date. Vesting of these performance options is dependent on (i) the passage of time subsequent to the grant date and (ii) meeting certain performance conditions, which relate to our progress in our clinical trial programs, and which were established by the Board of Directors. The Board of Directors will determine if the performance conditions have been met.

All Other Option Awards/Exercise or Base Price of Option Awards.  The exercise or base price of all option awards is the closing market price of Aastrom Biosciences common stock on the date of grant. These were granted with exercise prices equal to the fair value of the Company’s stock at the grant date, vest over four years (other than non-employee director options which vest over one year) and have lives of ten years.

Grant Date Fair Value of Stock and Option Awards.  This column represents the grant date fair value of each equity award granted in fiscal year 2008 computed in accordance with SFAS No. 123(R). For a discussion of the assumptions we use in calculating the amount recognized, see Note 3 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2008 accompanying this proxy statement.

Outstanding Equity Awards at Fiscal Year End

The table below reflects all outstanding equity awards made to each of the named executive officers that are outstanding at the end of fiscal year 2008.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2008

	Option Awards					Stock Awards
			Equity
			Incentive
			Plan Awards:			Number of	Market
	Number of	Number of	Number of			Shares or	Value of
	Securities	Securities	Securities			Units of	Shares or
	Underlying	Underlying	Underlying			Stock That	Units of
	Unexercised	Unexercised	Unexercised	Option	Option	Have Not	Stock That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Vested	Have Not
Name	Exercisable	Unexercisable(1)	Options (#)	Price ($)	Date	(#)	Vested ($)

George W. Dunbar	958,333	1,041,667	—	$1.38	7/17/2016	—	—
	—	—	333,333	$1.38	7/17/2016	—	—
	—	300,000	—	$1.12	9/6/2017	—	—
	—	77,600	—	$.92	11/30/2017	—	—
Gerald D. Brennan	82,500	37,500	—	$2.94	8/11/2015	—	—
	96,075	123,525	—	$1.15	9/7/2016	—	—
	—	—	186,933	$1.53	11/2/2016	—	—
	—	93,800	—	$1.12	9/6/2017	—	—
	—	—	46,267	$1.53	11/2/2017	—	—
	—	36,300	—	$.92	11/30/2017	—	—

(1)	These options vest over a period of four years, with 25% vesting on the first anniversary of the date of grant and 6.25% vesting each quarter thereafter.

Option Exercises and Stock Vested

The table below includes information related to options exercised by each of the named executive officers and their restricted stock awards that have vested during fiscal year 2008. The table also includes the value realized for such options and restricted stock awards. For options, the value realized on exercise is equal to the difference between the market price of the underlying shares at exercise and the exercise price of the options. For stock awards, the value realized on vesting is equal to the market price of the underlying shares at vesting.

2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Number of
	Number		Shares
	of Shares	Value	Acquired	Value
	Acquired on	Realized on	on Vesting	Realized on
Name	Exercise (#)	Exercise ($)	(#)	Vesting ($)

George W. Dunbar	—	—	—	—
Gerald D. Brennan	—	—	—	—

Employment Contracts and Termination of Employment and Change of Control Arrangements

Aastrom has entered into at will employment agreements with all of its executive officers, which provide either party with the right to terminate the employment relationship (in some instances subject to 14 days prior written notice if the termination is without cause). These employment agreements provide for annual review and adjustment of salaries and customary fringe benefits, such as vacation and health insurance available to other employees.

Under the employment agreement with Mr. Dunbar, he will be eligible to receive a discretionary cash bonus (as a participant in Aastrom’s existing cash performance bonus program) based upon his performance, as determined by the Board of Directors, for up to 40% of his base salary. He was entitled to reimbursement of “Relocation Costs” (as defined in his agreement), which did not exceed $75,000 without the prior approval of Aastrom. Mr. Dunbar has been granted an initial stock option to purchase 2,500,000 shares (with an exercise price of $1.38, the fair market value on July 17, 2006, which is the date of grant) of which (a) 2,000,000 shares are subject to time vesting (with 25% vesting on the first anniversary and the remaining 75% to vest monthly over the following three years), and (b) 500,000 shares are subject to vesting based upon performance objectives as well as time vesting over four years. Additionally, beginning in September 2007, Mr. Dunbar will receive annual stock option grants (targeted for 400,000 shares per year) subject to both the time vesting and performance vesting. In the event of his termination by the Company without “Cause” or by Mr. Dunbar for “Good Reason” within one year following a “Change of Control” (in each case, as those terms are defined in the Agreement), the vesting of all his stock options will accelerate, with all options becoming fully exercisable. Additionally, if his employment is terminated by the Company without “Cause” after July 14, 2007 or if he terminates his employment for “Good Reason,” one half of Mr. Dunbar’s unvested stock options will become exercisable. If Mr. Dunbar’s employment is terminated without “Cause” or if he terminates his employment for “Good Reason” (in each case, other than in conjunction with a “Change of Control”), he will be entitled to a severance payment equal to one year of his annual base salary at termination. If Mr. Dunbar’s employment is terminated within one year following a “Change in Control,” he will be entitled to: (a) if the termination is by the Company and is without Cause, a severance payment equal to two times his base salary at termination plus one times his targeted annual cash bonus, or (b) if he terminates his employment for Good Reason, a severance payment equal to his annual base salary at termination, plus one-half of his targeted annual cash bonus.

In the event of a transfer of control of Aastrom, as defined in the Company’s stock option plan, Aastrom must cause any successor corporation to assume the outstanding stock options or substitute similar options for outstanding options. In the event that any successor to Aastrom in a merger or consolidation will not assume the options or substitute similar options, then the options become exercisable in full and such options will be terminated if not exercised prior to such merger or consolidation. In general, options granted to executive officers of Aastrom will become fully exercisable if such officer is terminated following a transfer of control. Options granted to non-employee directors under Aastrom’s stock option plans will become fully vested and immediately exercisable upon a transfer of control, as defined in the respective option plans.

Termination Following a Change of Control

The following table sets forth our lump-sum payment obligations under the Employment Agreements upon a termination of the employment of our named executive officers within one year following a change in control and upon the occurrence of certain other conditions. The table assumes termination on June 30, 2008 and payment of such termination obligations within a reasonable time thereafter.

			Equity
Name	Severance	Bonus	Acceleration(2)	Total

George W. Dunbar(1)	$750,000	$150,000	—	$900,000

Termination without Cause or for Good Reason

The following table sets forth our lump-sum payment obligations under the Employment Agreements upon a termination of the employment of our named executive officers without cause or for good reason and upon the occurrence of certain other conditions. The table assumes termination on June 30, 2008 and payment of such termination obligations within a reasonable time thereafter.

			Equity
Name	Severance	Bonus	Acceleration(2)	Total

George W. Dunbar(3)	$375,000	$75,0000	—	$450,000

(1)	If Mr. Dunbar’s employment is terminated within one year following a change in control, he will be entitled to a severance payment equal to two times his base salary, plus his targeted annual cash bonus.

(2)	If Mr. Dunbar’s employment is terminated (with the exception of “cause”), the vesting of all of his stock options will accelerate, with all options becoming fully exercisable. At June 30, 2008, the intrinsic value of all of

Mr. Dunbar’s stock options was zero. No other named executive officer has a stock option acceleration provision included in their Employment Agreement. However, all employee stock options granted September 2006 or later have a “double trigger” provision whereby if an employee is terminated within one year of a change in control the vesting of all stock options will accelerate, with all stock options becoming fully exercisable

(3)	If Mr. Dunbar’s employment is terminated without cause or for good reason, he will be entitled to a severance payment equal to his base salary at termination, plus one-half his targeted annual cash bonus.

Compensation of Directors

The Director Compensation table reflects all compensation awarded to, earned by or paid to the Company’s non-employee directors during fiscal year 2008.

2008 DIRECTOR COMPENSATION

	Fees Earned			Other
	or Paid	Stock	Option	Compensation
Name	in Cash ($)	Awards ($)	Awards ($)	($)	Total ($)

Timothy M. Mayleben	$37,500	—	$44,556	$6,250	$88,306
Alan L. Rubino	$37,500	—	$44,507	—	$82,007
Nelson M. Sims	$42,500	$39,469	$38,658	—	$120,627
Stephen G. Sudovar	$33,750	—	$61,770	—	$95,520
Susan L. Wyant	$36,250	—	$44,507	—	$80,757
Robert L. Zerbe	$31,250	—	$42,177	—	$73,427

Fees Earned or Paid in Cash.  The Chairman of the Board of Directors receives an annual fee of $50,000 paid in equal quarterly increments. Each nonemployee director receives an annual fee of $25,000 paid in equal quarterly increments. The chairperson of each standing committee receives an additional annual fee of $7,500 and each non-chair committee member receives an additional annual fee of $5,000, payable quarterly. Directors are no longer paid a separate amount for each board or committee meeting attended.

Stock and Option Awards.  Each nonemployee director who continues to serve beyond an Annual Meeting of Shareholders will receive a stock option to purchase 55,000 shares granted on the date of each Annual Meeting of Shareholders, with an exercise price equal to the fair market value of the common stock on the date of grant, vesting in equal quarterly increments over a period of one year. In addition, the Chairman of the Board of Directors, who continues to serve beyond an Annual Meeting of Shareholders, is granted restricted stock equal to $45,000 on the date of each Annual Meeting. Newly elected directors joining the Board during the period between Annual Meetings of Shareholders will receive a grant for a pro rata amount of the 55,000 shares subject to option (reflecting the period of time until the next Annual Meeting of Shareholders). These equity grants will be made under the terms of the existing equity compensation plans, as previously approved by the shareholders. Amounts in the stock and option awards columns represent the share-based compensation expense recognized in fiscal year 2008 for financial statement reporting purposes in accordance with SFAS No. 123(R) (disregarding forfeiture assumptions). For a discussion of the assumptions used in calculating the dollar amount recognized, see Note 3 to our consolidated financial statements in our annual report on Form 10-K for fiscal year 2008 accompanying this proxy statement.

All Other Compensation.  All other compensation includes a $25,000 annual stipend paid to Mr. Mayleben payable quarterly in consideration of his providing on behalf of the Board ongoing special oversight and advice to the Company on strategic and other matters, including without limitation financing alternatives, partnership opportunities and other strategic alternatives. All other compensation also includes consulting fees and share-based compensation expense recognized in fiscal year 2008 for financial statement reporting purposes in accordance with SFAS No. 123(R) (disregarding forfeiture assumptions). For a discussion of the assumptions used in calculating the dollar amount recognized, see Note 3 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2008 accompanying this proxy statement.

Option Holdings.  Non-employee directors held the following stock options as of June 30, 2008:

Stock Options

Timothy M. Mayleben	119,083
Alan L. Rubino	119,083
Nelson M. Sims	92,083
Stephen G. Sudovar	137,416
Susan L. Wyant	149,083
Robert L. Zerbe	99,350

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

No member of the Compensation Committee is, or ever has been, an officer or employee of the Company.

Certain Relationships and Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Aastrom’s preference to avoid related party transactions.

Aastrom’s Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which Aastrom is a participant and in which any of the following persons has or will have a direct or indirect interest:

•	an executive officer, director or director nominee of Aastrom;

•	any person who is known to be the beneficial owner of more than 5% of Aastrom’s Common Stock;

•	any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of Aastrom’s common stock;

•	any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to Aastrom’s Code of Business Conduct and Ethics. Under this code, directors, officers and all other employees are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Aastrom’s Corporate Governance Guidelines require a director to promptly disclose to the Board any potential or actual conflict of interest. Under these Guidelines, the Board will determine an appropriate resolution on a case-by-case basis. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

All related party transactions shall be disclosed in Aastrom’s applicable filings with the Securities and Exchange Commission as required under SEC rules.

There were no such reportable relationships or related party transactions during fiscal year 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Aastrom’s executive officers, directors and persons who beneficially own more than 10% of Aastrom’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by the SEC regulations to furnish Aastrom with copies of all Section 16(a) forms filed by such persons.

Based solely on Aastrom’s review of such forms furnished to it and written representations from certain reporting persons, Aastrom believes its executive officers, directors and more than 1 0% shareholders have complied with all filing requirements.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees Aastrom’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. PricewaterhouseCoopers LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles and an opinion on our internal control over financial reporting. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

The Audit Committee consists of three directors, each of whom, in the judgment of the Board, is an “independent director” as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Timothy M. Mayleben and Alan L. Rubino were members of the Audit Committee for the entire fiscal year 2008; Stephen G. Sudovar joined the Audit Committee in November 2007 when Nelson M. Sims left the committee upon his appointment as Chairman of the Board.

The Committee has discussed and reviewed with the auditors all matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the overall scope of the PricewaterhouseCoopers LLP audit, the results of its audits, its evaluations of Aastrom’s internal controls and the overall quality of its financial reporting. The Audit Committee reviewed the Company’s financial statements and discussed them with management and with PricewaterhouseCoopers LLP.

The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and Aastrom that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that Aastrom’s audited financial statements be included in Aastrom’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

AUDIT COMMITTEE

Timothy M. Mayleben, Chair
Alan L. Rubino
Stephen G. Sudovar

REPORT OF THE CORPORATE GOVERNANCE AND
NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

The Corporate Governance and Nominating Committee (the “Governance Committee”) consists of directors who meet applicable independence criteria established by the NASD listing standards. Susan L. Wyant and Robert L. Zerbe were members of the Governance Committee for the entire fiscal year 2008; Stephen G. Sudovar joined the Governance Committee in November 2007 when Nelson M. Sims left the committee upon his appointment as Chairman of the Board. The Governance Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

The primary responsibilities of the Governance Committee are to (i) identify, review and evaluate individuals qualified to become Board members; (ii) recommend nominees to the Board and to each Committee of the Board; (iii) recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, and monitor compliance with them; and (iv) assist the Board in its reviews of the performance of the Board and each Committee.

During its meetings in the last fiscal year, the Governance Committee identified desired Board skills and attributes, reviewed potential candidates for the Board and periodically assessed the Company’s compliance with applicable Nasdaq listing requirements. The Governance Committee has also developed and assisted in the implementation of various corporate governance policies and procedures. The Governance Committee also establishes policies and procedures for the Company’s Disclosure Committee and has established procedures for confidential submission of claims or situations reported pursuant to the Company’s “whistle blowing” policy, including establishing a confidential telephone mailbox for anyone to call to raise an issue. The Committee has monitored that mailbox since its establishment and there have been no calls received. The Committee has also reviewed compliance with Company policies regarding trading in Aastrom’s shares by officers, directors and senior management personnel. The Governance Committee also assisted the Board in its annual self-evaluation, as well as the evaluation of the performance of other Committees.

CORPORATE GOVERNANCE AND NOMINATING
COMMITTEE

Robert L. Zerbe, Chair
Stephen G. Sudovar
Susan L. Wyant

SHAREHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Under Aastrom’s bylaws, in order for business to be properly brought before a meeting by a shareholder, such shareholder must have given timely notice thereof in writing to the Corporate Secretary of Aastrom. To be timely, such notice must be received at Aastrom’s principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date Aastrom’s proxy statement was released to shareholders in connection with the previous year’s Annual Meeting of Shareholders, except that (i) if no Annual Meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year’s proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

Proposals of shareholders intended to be presented at the next annual meeting of the shareholders of Aastrom must be received by Aastrom at its offices at 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan 48105, no later than May 12, 2009. Such shareholder proposals may also be included in Aastrom’s proxy statement if they also satisfy the conditions established by the Securities and Exchange Commission for such inclusion.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,

Julie A. Caudill
Corporate Secretary

September [  ], 2008

ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

Aastrom offers shareholders the choice to receive future annual reports and proxy materials electronically over the internet instead of receiving paper copies through the mail. This will save Aastrom the cost of printing and mailing them. Whether you hold shares registered directly in your name, or through a broker or bank, you can enroll for future electronic delivery of proxy statements and annual reports by following these easy steps:

•	Go to our website at www.aastrom.com;

•	Click on Investors;

•	In the Shareholder Services section, click on Shareholder Electronic Delivery; and

•	Follow the prompts to submit your consent for electronic delivery.

Generally, brokers and banks offering this choice require that shareholders vote through the internet in order to enroll. Street name shareholders whose broker or bank is not included in this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all internet usage, the user must pay all access fees and telephone charges. You may view this year’s annual report and proxy materials at www.aastrom.com/annuals.cfm.

APPENDIX I

AMENDMENT TO THE BYLAWS
OF
AASTROM BIOSCIENCES, INC.

As proposed to be amended

ARTICLE III BOARD OF DIRECTORS

Section III.2  Number, Qualification and Term of Office.  Unless otherwise provided in the Articles of Incorporation, the Board of Directors shall be ~~divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board of Directors permits, with the term of office of one class expiring each year. The term of office of directors in the first class shall expire at the first annual meeting of shareholders after their election, the term of office of directors in the second class shall expire at the second annual meeting of shareholders after their election, and the term of office of directors in the third class shall expire at the third annual meeting of shareholders after their election. The directors elected at the 1994 Annual Shareholders Meeting will be classified into terms of one, two or three years, by resolution of the Board of Directors. At each annual meeting of shareholders after such classification of the Board of Directors, a number of directors equal to the number of the class whose term expires at the meeting shall be elected to hold office until the third succeeding annual meeting~~. elected at each annual meeting of the stockholders of the Corporation. Directors shall hold office until the next annual meeting ~~the next election of the class for which such directors shall have been chosen~~ and until their successors are elected and qualified, except in the case of the death, resignation or removal of any Director. Directors need not be shareholders of the Corporation. The size of the Board of Directors shall be within the range of five to nine directors, with the exact size to be fixed from time to time by resolution of the Board of Directors.

APPENDIX II

AMENDMENT TO THE
RESTATED ARTICLES OF INCORPORATION

As proposed to be amended

RIDER TO ARTICLE III

PART A: COMMON STOCK

Section 1.  Voting Rights.

a. One Vote Per Share.  The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the holders of shares of Common Stock of the Corporation.

~~b. Two-Thirds Consent.  Consent of the holders of a least two-thirds (2/3) of the outstanding shares of Common Stock shall be required for (i) any action which results in a consolidation or merger which would be treated as a liquidation, dissolution or winding up of the Corporation under Section 2 of this Part A of this Article III, or which results in the liquidation, sale or assignment of all or substantially all of the assets of the Corporation; (ii) any amendment to these Articles of Incorporation; or (iii) any amendment by the shareholders of the Corporation of the Bylaws of the Corporation (the Board of Directors of the Corporation, as provided in Section 3 of Article VII, shall have the authority to amend the Bylaws of the Corporation without the consent of the shareholders of the Corporation)~~.

AASTROM BIOSCIENCES, INC.
Proxy for Annual Meeting of Shareholders
Solicited by the Board of Directors
     The undersigned hereby appoints George W. Dunbar, Jr. and Julie A. Caudill, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock of Aastrom Biosciences, Inc. (the “Company”) which undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at Aastrom Biosciences, Inc. headquarters, Ann Arbor, Michigan on Friday, October 17, 2008 at 9:00 a.m. (EDT), and at any adjournment thereof (i) as hereinafter specified upon the proposals listed below and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.
     The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposal 1, proposal 2, proposal 3 and proposal 4.
     A vote FOR the following proposals is recommended by the Board of Directors:
1.	To approve the amendment to Aastrom’s Bylaws to eliminate the classification of the Board of Directors which, if passed, will result in the annual election of the entire Board of Directors.

☐ For ☐ Against ☐ Abstain

2.	ELECTION OF DIRECTORS

2(a) Election of six directors to serve for one-year terms in the event Proposal 1 is approved by shareholders. (Note: If Proposal 1 is not approved by shareholders, Proposal 2(a) will have no effect.)

Nominees: 01) George W. Dunbar, 02) Timothy M. Mayleben, 03) Alan L. Rubino, 04) Nelson M. Sims, 05) Stephen G. Sudovar and 06) Robert L. Zerbe

2(b) Election of two directors to serve for three-year terms in the event Proposal 1 is not approved by shareholders. (Note: If Proposal 1 is approved by shareholders, Proposal 2(b) will have no effect.)

Nominees: 07) Timothy M. Mayleben and 08) Stephen G. Sudovar

☐ For All ☐ Withhold All ☐ For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below

3.	To approve an amendment to Aastrom’s Restated Articles of Incorporation, as amended, to eliminate the supermajority vote provisions.

☐ For ☐ Against ☐ Abstain

4.	To ratify the appointment of PricewaterhouseCoopers LLP as Aastrom’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2009.

☐ For ☐ Against ☐ Abstain
Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.
Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their title. Please date the Proxy.

Signature (s)	Date:

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW. ☐